     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2002

                                                      REGISTRATION NO. 333-94323
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               CUMULUS MEDIA INC.
             (Exact name of registrant as specified in its charter)

             ILLINOIS                             4832                            36-4159663
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                             ---------------------
                               3535 PIEDMONT ROAD
                         BUILDING 14, FOURTEENTH FLOOR
                             ATLANTA, GEORGIA 30305
                                 (404) 949-0700
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                             LEWIS W. DICKEY, JR.,
                            CHAIRMAN, PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                               3535 PIEDMONT ROAD
                         BUILDING 14, FOURTEENTH FLOOR
                             ATLANTA, GEORGIA 30305
                                 (404) 949-0700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:
                              MARK L. HANSON, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              3500 SUNTRUST PLAZA
                            303 PEACHTREE ST., N.E.
                          ATLANTA, GEORGIA 30308-3242
                                 (404) 521-3939
                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM         PROPOSED            AMOUNT OF
                                         AMOUNT TO BE      OFFERING PRICE PER        MAXIMUM            REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED            SHARE(1)        OFFERING PRICE(1)           FEE
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01
  per share.........................      20,000,000             $18.33            $366,600,000          $33,727(2)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Class A Common Stock as reported on the Nasdaq National Market on April 25, 2002, pursuant to Rule 457(c) of the Securities Act.
(2) A registration fee of $125,070 was paid by the issuer at the time this registration statement was initially filed on January 10, 2000. No additional fee is due.
                             ---------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 26, 2002

PROSPECTUS

                                 (CUMULUS LOGO)

                   20,000,000 SHARES OF CLASS A COMMON STOCK

                               CUMULUS MEDIA INC.

     We may periodically offer up to 16,969,448 shares of our Class A Common Stock, and three of our shareholders may periodically offer and sell up to an aggregate of 3,030,552 shares of our Class A Common Stock, from time to time, in one or more offerings, pursuant to this prospectus, in amounts, at prices and on terms to be determined at the time of each offering or as may be provided in supplements to this prospectus. We will not receive any proceeds from sales of Class A Common Stock by the selling shareholders.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and any accompanying prospectus supplement before you make your investment decision.

     Our Class A Common Stock is listed on the Nasdaq National Market under the symbol "CMLS." The last reported sale price of our Class A Common Stock on the Nasdaq National Market on April 25, 2002 was $18.33 per share. We urge you to obtain current market quotations for our Class A Common Stock.

     INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                         ------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES THAT MAY BE OFFERED UNDER THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    i
THE COMPANY.................................................    1
RISK FACTORS................................................    2
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................    2
USE OF PROCEEDS.............................................    2
PROSPECTUS SUPPLEMENTS......................................    3
SELLING SHAREHOLDERS........................................    4
PLAN OF DISTRIBUTION........................................    6
LEGAL MATTERS...............................................    6
EXPERTS.....................................................    6
WHERE YOU CAN FIND MORE INFORMATION.........................    7

                             ---------------------

                             ABOUT THIS PROSPECTUS

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE ARE OFFERING TO SELL SECURITIES AND SEEKING OFFERS TO BUY SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THEIR COVERS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY SALE OF THE SECURITIES.

     In this prospectus, the terms "Company," "Cumulus," "we," "us" and "our" refer to Cumulus Media Inc. and its consolidated subsidiaries. The term "Class A Common Stock" means our Class A Common Stock, par value $.01 per share. The term "selling shareholders" refers to BA Capital Company, L.P., referred to as BA Capital, the State of Wisconsin Investment Board, referred to as SWIB, and ING Capital LLC, referred to as ING Capital.

     WE HAVE NOT TAKEN ANY ACTION TO PERMIT A PUBLIC OFFERING OF THE SHARES OF SECURITIES OUTSIDE THE UNITED STATES. PERSONS OUTSIDE THE UNITED STATES WHO COME INTO POSSESSION OF THIS PROSPECTUS MUST INFORM THEMSELVES ABOUT AND OBSERVE ANY RESTRICTIONS RELATING TO THE OFFERING OF THE SHARES OF SECURITIES AND THE DISTRIBUTION OF THIS PROSPECTUS OUTSIDE THE UNITED STATES.

                             ---------------------

                                  THE COMPANY

     Cumulus Media Inc. is the parent company of Cumulus Broadcasting, Inc., which, along with other subsidiaries, owns and operates FM and AM radio station clusters serving mid-size markets throughout the United States. Giving effect to the completion of all of our currently pending acquisitions and divestitures, we will own and operate 245 radio stations in 53 mid-sized U.S. media markets. In addition, we own and operate a multi-market radio network in the English-speaking Caribbean. We also provide sales and marketing services under local marketing agreements, or LMA's, (pending Federal Communications Commission, or FCC, approval of acquisitions) for 14 stations in six U.S. markets. We are the second largest radio broadcasting company in the United States based on number of stations owned or operated. According to the Fall 2001 Arbitron Market Report, we have assembled market-leading groups or clusters of radio stations which rank first or second in terms of revenue share or audience share in substantially all of our markets.

     Relative to the 50 largest markets in the United States, we believe that the mid-size markets represent attractive operating environments and generally are characterized by:

     - a greater use of radio advertising, as evidenced by the greater percentage of total media revenues captured by radio than the national average;

     - rising advertising revenues, as the larger national and regional retailers expand into these markets;

     - small independent operators, many of whom lack the capital to produce high-quality locally originated programming or to employ more sophisticated research, marketing, management and sales techniques; and

     - lower overall susceptibility to economic downturns.

     We believe that the attractive operating characteristics of mid-size markets, together with the relaxation of radio station ownership limits under the Telecommunications Act of 1996 and the FCC rules, create significant opportunities for growth from the formation of groups of radio stations within these markets. We believe that mid-size radio markets provide an excellent opportunity to acquire attractive properties at favorable purchase prices due to the size and fragmented nature of ownership in these markets and to the greater attention historically given to the larger markets by radio station acquirers. According to the FCC's records, there are approximately 8,285 FM and 4,727 AM stations in the United States.

     To maximize the advertising revenues and broadcast cash flow of our stations, we seek to enhance the quality of radio programs for listeners and the attractiveness of our radio stations in a given market. Broadcast cash flow consists of operating income (loss) before depreciation, amortization, LMA fees, corporate, general and administrative expense, and restructuring and impairment charges, and is a measure widely used in the broadcast industry to evaluate a radio broadcasting company's operating performance. We also seek to increase the amount of locally originated programming content which airs on each station. Within each market, our stations are diversified in terms of format, target audience and geographic location, enabling us to attract larger and broader listener audiences and thereby a wider range of advertisers. This diversification, coupled with our favorable advertising pricing, also has provided us with the ability to compete successfully for advertising revenue against other media competitors such as print media and television.

     We believe that we are in a position to generate revenue growth, increase audience and revenue shares within these markets and, by capitalizing on economies of scale and by competing against other media for incremental advertising revenue, increase our broadcast cash flow growth rates and margins to those levels found in large markets. As we have assembled our portfolio of stations over the past five years, many of our markets are still in the development stage with the potential for substantial growth as we implement our operating strategy.

     We are an Illinois corporation with our principal executive offices located at 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305. Our homepage is located at www.cumulus.com. The information included on our homepage is not a part of this prospectus. Our telephone number is (404) 949-0700.

                                  RISK FACTORS

     Investing in our Class A Common Stock involves a high degree of risk. Please see the risk factors described under the caption "Risk Factors" beginning on page 43 of our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     In various places in this prospectus, any prospectus supplement and the documents we incorporate by reference, we use statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. Although we believe that, in making any of those statements, our expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including those referred to under "Risk Factors" and as otherwise described in our periodic filings with the SEC from time to time.

     Important facts that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond our control, include:

     - the impact of general economic conditions in the United States and in other countries in which we currently do business;

     - industry conditions, including existing competition and future competitive technologies;

     - the popularity of radio as a broadcasting and advertising medium;

     - capital expenditure requirements;

     - legislative or regulatory requirements;

     - risks and uncertainties relating to our leverage;

     - interest rates;

     - consummation and integration of pending acquisitions;

     - access to capital markets; and

     - fluctuations in exchange rates and currency values.

     Our actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, we cannot be certain that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on us. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required under Federal securities laws. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of any document we incorporate by reference, the date of such document.

                                USE OF PROCEEDS

     Except as otherwise set forth in the accompanying prospectus supplement, we intend to use the net proceeds from the issuance of Class A Common Stock issued by us under this prospectus for general corporate purposes, which could include repayment of indebtedness or potential future acquisitions. We may temporarily invest funds not required immediately for such purposes in short-term investment-grade securities. In the event a selling shareholder sells any shares of Class A Common Stock under this prospectus, that selling shareholder will receive all of the net proceeds from such a sale.

     Additional information on the use of net proceeds from the sale of our Class A Common Stock issued under this prospectus will be set forth in the prospectus supplement relating to such offering.

                             PROSPECTUS SUPPLEMENTS

     This prospectus provides you with a general description of the proposed offering of shares of our Class A Common Stock. Each time that we or the selling shareholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we or the selling shareholders offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we or the selling shareholders will receive and the other specific terms related to that offering of the securities.

                              SELLING SHAREHOLDERS

     No offer or sale of shares of Class A Common Stock under this prospectus may be made by a selling shareholder until that shareholder has notified us and a supplement to this prospectus has been filed or an amendment to the registration statement has become effective.

     The table below lists the following information:

     - the name of each selling shareholder;

     - the number of shares and percentage of Class A Common Stock beneficially owned by each selling shareholder as of March 31, 2002;

     - the maximum number of shares of Class A Common Stock that may be offered for sale by each selling shareholder; and

     - the number of shares and percentage of Class A Common Stock beneficially owned by each such shareholder after all shares that may be offered under this prospectus have been sold.

     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. The information in the table reflects the most recent information furnished to us by each identified selling shareholder. As of March 31, 2002, there were approximately 35,230,452 shares of our Class A Common Stock issued and outstanding, 14,858,682 shares of our nonvoting Class B Common Stock, which may be converted into shares of Class A Common Stock on a one-for-one basis, issued and outstanding, and 1,529,277 shares of our Class C Common Stock, which may be converted into shares of Class A Common Stock on a one-for-one basis, issued and outstanding.

                                                                                     SHARES OF CLASS A
                                                                                       COMMON STOCK
                                                                    NUMBER OF       BENEFICIALLY OWNED
                                            SHARES OF CLASS A      SHARES THAT     AFTER ALL SHARES ARE
                                              COMMON STOCK           MAY BE           SOLD UNDER THIS
                                           BENEFICIALLY OWNED        OFFERED           PROSPECTUS(1)
                                           -------------------     PURSUANT TO     ---------------------
NAME                                        NUMBER     PERCENT   THIS PROSPECTUS     NUMBER     PERCENT
----                                       ---------   -------   ---------------   ----------   --------
BA Capital Company, L.P.(2)..............  2,861,621     7.7%       1,500,000      1,361,621      3.7%
State of Wisconsin Investment Board(3)...  3,240,619     8.4%       1,500,000      1,740,619      4.5%
ING Capital LLC(4).......................     30,552       *           30,552              0       --
                                           ---------    ----        ---------      ---------
          Total..........................  6,132,792    15.1%       3,030,552      3,102,240      7.7%
                                           =========    ====        =========      =========

---------------

 *  Indicates less than one percent.

(1) We do not know when or in what amounts a selling shareholder may offer shares for sale. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, we cannot estimate the number of the shares that will be held by the selling shareholders at any given time in the future. However, for purposes of this table, we have assumed that the selling shareholders will sell all shares covered by this prospectus.

(2) The number of shares of Class A Common Stock beneficially owned by BA Capital gives effect to the conversion into shares of Class A Common Stock of all of BA Capital's 1,979,996 shares of Class B Common Stock and assumes the exercise of its options to purchase 41,375 shares of Class A Common Stock. BancAmerica Capital Investors SBIC I, L.P., or BACI, an affiliate of BA Capital, also owns 8,944,369 shares of Class B Common Stock and a warrant to purchase an additional 706,424 shares of Class B Common Stock. BACI is not a selling shareholder and the number of shares included in the foregoing table does not reflect any shares or the warrant held by BACI.

(3) The number of shares of Class A Common Stock beneficially owned by SWIB gives effect to the conversion into shares of Class A Common Stock of all of SWIB's 3,240,619 shares of Class B Common Stock.

(4) The number of shares of Class A Common Stock beneficially owned by ING Capital gives effect to the exercise in full of its warrants to purchase 30,552 shares of Class B Common Stock, and the conversion of those shares of Class B Common Stock into shares of Class A Common Stock. ING Capital is an affiliate of ING Groep N.V., a Dutch corporation.

     BA Capital is an affiliate of BACI, which indirectly owned a majority of the equity interests in Aurora Communications, LLC, which we acquired on March 28, 2002. Robert H. Sheridan, III, one of our directors, is a senior vice president and managing director of both BA Capital and BACI. BA Capital and BACI are both affiliates of Bank of America Corporation. BA Capital has the right to designate one member of our board and Mr. Sheridan currently serves on our board as BA Capital's designee.

     As of March 31, 2002, BA Capital and BACI together owned 840,250 shares, or 2.4%, of our Class A Common Stock and 10,924,335 shares, or 73.5%, of our nonvoting Class B Common Stock, which is convertible into shares of Class A Common Stock, BACI held a warrant to purchase 706,424 shares of our Class A Common Stock or Class B Common Stock, and BA Capital held presently exercisable options to purchase 41,375 shares of Class A Common Stock. Assuming this warrant were exercised for shares of Class A Common Stock and the options were exercised, and giving effect to the conversion into shares of Class A Common Stock of all shares of Class B Common Stock held by BA Capital and BACI, BA Capital and BACI would hold approximately 20.1% of the total voting power of our common stock.

     In addition, Banc of America Securities LLC, or BA Securities, acted as one of the financial advisors to Aurora Communications in connection with our acquisition of Aurora Communications. Furthermore, in connection with the financing that we entered into in order to refinance our existing indebtedness and to finance the cash portion of the acquisition of Aurora Communications, BA Securities acted as joint lead arranger and joint bookrunner, and Bank of America, N.A. acted as syndication agent and is a lender. BA Securities and Bank of America, N.A. are each affiliates of BA Capital, BACI and Bank of America Corporation.

     ING Capital is a participant and a lender under our senior credit facilities.

                              PLAN OF DISTRIBUTION

     The shares of Class A Common Stock being offered by us or the selling shareholders may be sold through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. The name of any such underwriter or agent involved in the offer and sale of the Class A Common Stock, the amounts underwritten and the nature of its obligation to purchase the Class A Common Stock will be described in the applicable prospectus supplement.

     The distribution of the Class A Common Stock may be effected from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Prices may change over time.

     In connection with the sale of Class A Common Stock, underwriters or agents may receive compensation from us, the selling shareholders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act of 1933, as amended, referred to as the Securities Act. Any discounts or commissions they receive from us or the selling shareholders and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any compensation received from us or any selling shareholder will be described, in the applicable prospectus supplement.

     To facilitate the offering of Class A Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Class A Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     Any shares of Class A Common Stock sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market by us, subject to official notice of issuance.

     Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

                                 LEGAL MATTERS

     Jones, Day, Reavis & Pogue, Atlanta, Georgia, will pass upon the validity of the Class A Common Stock that may be offered by this prospectus.

                                    EXPERTS

     The financial statements of Cumulus Media for the fiscal years ended December 31, 2001 and 2000, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Cumulus Media for the fiscal year ended December 31, 1999, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

     The financial statements of Aurora Communications at December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000, and for the period January 20, 1999 (commencement of operations) to December 31, 1999, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of DBBC, L.L.C. as of December 31, 2001 and 2000, and for each of the three fiscal years in the period ended December 31, 2001, incorporated by reference in this prospectus, have been audited by Kraft Bros., Esstman, Patton & Harrell, PLLC, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

     We have filed with the SEC under the Securities Act a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.

     For further information concerning the SEC's public reference rooms, you may call the SEC at (800) SEC-0330. You may read and obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may also access some of this information via the World Wide Web through the SEC's Internet address at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or subsequently incorporated by reference into, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us.

SEC FILINGS                                PERIOD
-----------                                ------
Annual Report on Form 10-K                 Fiscal year ended December 31, 2001
Current Report on Form 8-K                 Filed on February 7, 2002
Current Report on Form 8-K                 Filed on March 7, 2002
Current Report on Form 8-K                 Filed on March 28, 2002
Registration Statement on Form 8-A         Filed on June 24, 1998

     We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before all of the shares covered by this prospectus are sold or deregistered (other than those portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC). This additional information is a part of this prospectus from the date of filing of those documents.

     Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference. In addition, some of the information, including financial information, contained in this prospectus or incorporated or deemed to be incorporated by reference into this prospectus by reference should be read in conjunction with documents filed with the SEC by us.

     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit into this prospectus. Any person to whom a prospectus is delivered may obtain documents incorporated by reference into this prospectus at no cost, by requesting them in writing or by telephone from us at the following address:

              Cumulus Media, Inc.
              3535 Piedmont Road
              Building 14, Fourteenth Floor
              Atlanta, GA 30305
              Telephone: (404) 949-0700
              Attention: Daniel O'Donnell, Vice President, Finance

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the distribution of the securities being registered are set forth in the following table (all amounts except the SEC registration fee are estimated):

SEC registration fee........................................   $ 33,727
Printing expenses...........................................     50,000
Legal fees and expenses.....................................     75,000
Accounting fees and expenses................................     25,000
Miscellaneous...............................................     16,273
                                                               --------
          Total.............................................   $200,000
                                                               ========

     We will bear all expenses in connection with the issuance and distribution of the Class A Common Stock being offered (other than selling commissions).

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The general effect of the provisions in the Company's Articles of Incorporation and Illinois law is to provide that the Company may indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor opposed to the best interests of the Company. With respect to legal proceedings by or in the right of the Company in which a director or officer is adjudged liable for improper performance of his duty to the Company or another enterprise which such person served in a similar capacity at the request of the Company, indemnification is limited by such provisions of that amount which is permitted by the court.

     The Company maintains officers' and directors' liability insurance that insures against liabilities that officers and directors of the Company may incur in such capabilities. The Company has entered into indemnification agreements with each of its directors. Pursuant to such agreements, the Company has agreed to indemnify each director (the "Indemnitee") to the fullest extent permitted by Illinois law if the Indemnitee was, is or becomes a party to or witness or other participant in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism resulting from any event or occurrence relating to the fact that the Indemnitee is a director, officer, employee or agent or fiduciary of the Company.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------
  3.1    Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant's quarterly
         report on Form 10-Q for the quarter ended September 30,
         2001)
  3.2    Certificate of Designation with respect to Series A
         Cumulative Exchangeable Redeemable Preferred Stock Due 2009
         (incorporated by reference to Exhibit 3.5 of the
         registrant's Registration Statement on Form S-1, declared
         effective on June 26, 1998 (Commission File No. 333-48849))
  3.3    Amended and Restated Certificate of Designation with respect to Series B Cumulative Preferred Stock (incorporated by
         reference to Exhibit 3.3 of the registrant's quarterly
         report on Form 10-Q for the quarter ended September 30,
         2001)
  3.4    Amended and Restated Bylaws, as amended (incorporated by
         reference to Exhibit 3.4 of the registrant's quarterly
         report on Form 10-Q for the quarter ended September 30,
         2001)

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------
  4.1    Form of Class A Common Stock Certificate (incorporated by
         reference to Exhibit 4.1 of the registrant's Registration
         Statement on Form S-1, declared effective on June 26, 1998
         (Commission File No. 333-48849))
 *5.1    Form of opinion of Jones, Day, Reavis & Pogue regarding
         validity
*23.1    Consent of KPMG LLP
*23.2    Consent of PricewaterhouseCoopers LLP
*23.3    Consent of Ernst & Young LLP
*23.4    Consent of Kraft Bros., Esstman, Patton & Harrell, PLLC
*23.5    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
         5.1)
*24.1    Power of Attorney (included on signature page to this
         registration statement)

---------------

* Filed with this registration statement.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on April 26, 2002.

                                          CUMULUS MEDIA INC.

                                          By:   /s/ LEWIS W. DICKEY, JR.
                                            ------------------------------------
                                                    Lewis W. Dickey, Jr.
                                                  Chairman, President and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

             /s/ LEWIS W. DICKEY, JR.                    Chairman, President, Chief        April 26, 2002
 ------------------------------------------------      Executive Officer and Director
               Lewis W. Dickey, Jr.                     (Principal Executive Officer)


              /s/ MARTIN R. GAUSVIK                  Executive Vice President and Chief    April 26, 2002
 ------------------------------------------------       Financial Officer (Principal
                Martin R. Gausvik                     Financial and Accounting Officer)


               /s/ RALPH B. EVERETT                               Director                 April 26, 2002
 ------------------------------------------------
                 Ralph B. Everett


            /s/ HOLCOMBE T. GREEN, JR.                            Director                 April 26, 2002
 ------------------------------------------------
              Holcombe T. Green, Jr.


               /s/ ERIC P. ROBISON                                Director                 April 26, 2002
 ------------------------------------------------
                 Eric P. Robison


           /s/ ROBERT H. SHERIDAN, III                            Director                 April 26, 2002
 ------------------------------------------------
             Robert H. Sheridan, III

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------
  3.1    Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant's quarterly
         report on Form 10-Q for the quarter ended September 30,
         2001)
  3.2    Certificate of Designation with respect to Series A
         Cumulative Exchangeable Redeemable Preferred Stock Due 2009
         (incorporated by reference to Exhibit 3.5 of the
         registrant's Registration Statement on Form S-1, declared
         effective on June 26, 1998 (Commission File No. 333-48849))
  3.3    Amended and Restated Certificate of Designation with respect to Series B Cumulative Preferred Stock (incorporated by
         reference to Exhibit 3.3 of the registrant's quarterly
         report on Form 10-Q for the quarter ended September 30,
         2001)
  3.4    Amended and Restated Bylaws, as amended (incorporated by
         reference to Exhibit 3.4 of the registrant's quarterly
         report on Form 10-Q for the quarter ended September 30,
         2001)
  4.1    Form of Class A Common Stock Certificate (incorporated by
         reference to Exhibit 4.1 of the registrant's Registration
         Statement on Form S-1, declared effective on June 26, 1998
         (Commission File No. 333-48849))
 *5.1    Form of opinion of Jones, Day, Reavis & Pogue regarding
         validity
*23.1    Consent of KPMG LLP
*23.2    Consent of PricewaterhouseCoopers LLP
*23.3    Consent of Ernst & Young LLP
*23.4    Consent of Kraft Bros., Esstman, Patton & Harrell, PLLC
*23.5    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
         5.1)
*24.1    Power of Attorney (included on signature page to this
         registration statement)

---------------

* Filed with this registration statement.